                                   EXHIBIT A

                        TRANSAMERICA IDEX MUTUAL FUNDS
                        AEGON/TRANSAMERICA SERIES TRUST
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

                        Form For Rule 17e-l Transaction

  (to be attached to confirmation of agency trades with An Affiliated Broker)

Transamerica MS Growth Opportunities  SEE ATTACHED
Name of Fund                          Date of Trade

SEE ATTACHED                          BIDS
Security                              Name of Affiliated Broker

$411.02                               $0.004
Total Commission                      Unit Cost of Commission (i.e., per share charge)

   In determining whether the commissions paid by the Fund were reasonable and fair compared to commissions charged by other brokers, the following information was used:

a. Commission charged by the Affiliated Broker during the same period to other clients/1/:
   $0.004 - $0.020

b. Commissions being charged during this time period by unaffiliated broker-dealers for comparable transactions:
   $0.020 - $0.035

c. Other information considered:

d. Comments, including explanation of any material differences between commissions reported under paragraphs a and b, above and those charged to the Fund for the reported transaction:

/s/ Kelly Daniels
-----------------------------
Kelly Daniels, Vice President

/1/ Rate reflects commission charged to other MSIM clients by the affiliated broker.

                                  RULE 17e-1
                         AFFILIATED BROKER TRANSACTION
                    FOR THE QUARTER ENDING: March 31, 2014

Rule 17e-1 Form (Affiliated Broker Transactions)

                                                                                                Broker
                 Affiliated                                                                   Commission
                  Broker                                                                       Cost Per    Total
Client Name        Name      Trade Date  Transaction  Symbol  Security Name  Shares   Price     Share    Commission  Total Cost
-----------      ----------  ----------  -----------  ------ --------------- ------- -------- ---------- ---------- -------------
Transamerica MS
  Growth           BIDS
  Opportunities   (MLCO)     1/17/2014      Buy       SCTYUS SOLARCITY CORP      883 $ 77.625  $0.0040    $  3.53   $   68,560.54
Transamerica MS
  Growth           BIDS                                         TRANSDIGM
  Opportunities   (MLCO)     3/25/2014      Buy       TDGUS     GROUP INC      1,472 $182.875  $0.0040    $  5.89   $  269,221.44
Transamerica MS
  Growth           BIDS
  Opportunities   (MLCO)     1/15/2014      Sell      FSLRUS FIRST SOLAR INC   1,474 $ 52.448  $0.0040    $  5.90   $   77,276.78
Transamerica MS
  Growth           BIDS
  Opportunities   (MLCO)     2/28/2014      Buy       FEYEUS   FIREEYE INC     1,603 $ 84.850  $0.0040    $  6.41   $  136,046.61
Transamerica MS
  Growth           BIDS                                      SOLERA HOLDINGS
  Opportunities   (MLCO)     1/15/2014      Sell      SLHUS        INC         1,674 $ 69.165  $0.0040    $  6.70   $  115,746.71
Transamerica MS
  Growth           BIDS
  Opportunities   (MLCO)     1/16/2014      Sell      FSLRUS FIRST SOLAR INC   1,768 $ 52.570  $0.0040    $  7.07   $   92,906.78
Transamerica MS
  Growth           BIDS
  Opportunities   (MLCO)     3/10/2014      Sell       YNDX     YANDEX NV      1,884 $ 33.180  $0.0040    $  7.54   $   62,472.35
Transamerica MS
  Growth           BIDS
  Opportunities   (MLCO)     3/3/2014       Buy       FEYEUS   FIREEYE INC     2,160 $ 82.240  $0.0040    $  8.64   $  177,681.60
Transamerica MS
  Growth           BIDS
  Opportunities   (MLCO)     1/17/2014      Buy       FEYEUS   FIREEYE INC     2,490 $ 74.532  $0.0040    $  9.96   $  185,634.98
Transamerica MS
  Growth           BIDS
  Opportunities   (MLCO)     1/21/2014      Sell      FSLRUS FIRST SOLAR INC   2,514 $ 50.977  $0.0040    $ 10.06   $  128,104.42
Transamerica MS
  Growth           BIDS
  Opportunities   (MLCO)     1/17/2014      Buy       FEYEUS   FIREEYE INC     2,610 $ 72.225  $0.0040    $ 10.44   $  188,559.45
Transamerica MS
  Growth           BIDS
  Opportunities   (MLCO)     2/27/2014      Sell      SINAUS    SINA.COM       2,661 $ 71.583  $0.0040    $ 10.64   $  190,424.49
Transamerica MS
  Growth           BIDS
  Opportunities   (MLCO)     3/17/2014      Sell       YNDX     YANDEX NV      3,463 $ 29.935  $0.0040    $ 13.85   $  103,593.35
Transamerica MS
  Growth           BIDS
  Opportunities   (MLCO)     1/15/2014      Buy       FEYEUS   FIREEYE INC     3,693 $ 64.503  $0.0040    $ 14.77   $  238,283.81
Transamerica MS
  Growth           BIDS
  Opportunities   (MLCO)     3/11/2014      Sell       YNDX     YANDEX NV      4,854 $ 32.149  $0.0040    $ 19.42   $  155,952.90
Transamerica MS
  Growth           BIDS                                      SOLERA HOLDINGS
  Opportunities   (MLCO)     3/5/2014       Sell      SLHUS        INC         5,337 $ 68.820  $0.0040    $ 21.35   $  367,179.20
Transamerica MS
  Growth           BIDS
  Opportunities   (MLCO)     3/6/2014       Buy       TRIPUS TRIPADVISOR INC   7,649 $107.535  $0.0040    $ 30.60   $  822,688.20
Transamerica MS                                                   ARTER
  Growth           BIDS                                      COMMUNICATIONS
  Opportunities   (MLCO)     2/25/2014      Sell      CHTRUS  INC CL A COM     8,698 $121.361  $0.0040    $ 34.79   $1,055,402.17
Transamerica MS
  Growth           BIDS                                         TRANSDIGM
  Opportunities   (MLCO)     1/17/2014      Buy       TDGUS     GROUP INC      9,779 $173.345  $0.0040    $ 39.12   $1,695,336.34
Transamerica MS
  Growth           BIDS                                         PALO ALTO
  Opportunities   (MLCO)     3/6/2014       Buy       PANWUS  NETWORKS INC    16,177 $ 69.490  $0.0040    $ 64.71   $1,124,460.03
Transamerica MS
  Growth           BIDS
  Opportunities   (MLCO)     3/14/2014      Sell       YNDX     YANDEX NV     19,913 $ 29.933  $0.0040    $ 79.65   $  595,640.41
                                                                  TOTAL      102,756                      $411.02   $7,851,172.56

/s/ Kelly Daniels
------------------------------------
Name: Kelly Daniels
Title: Vice President - Compliance
Morgan Stanley Investment Management, Inc.

                                   EXHIBIT B

                        TRANSAMERICA IDEX MUTUAL FUNDS
                     AEGON/TRANSAMERICA SERIES FUND, INC.
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

             Quarterly Report to the Boards of Directors/Trustees
                Regarding Transactions with Affiliated Brokers

                       for quarter ended March 31, 2014

Name of Fund: Transamerica MS Growth Opportunities

Total broker-dealer commissions paid by the Fund during quarter: $52,681.88

Total compensation paid by the Fund to each Affiliated Broker during quarter:

   Name of Affiliated Broker: BIDS

   Total compensation to that Affiliated Broker: $411.02

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

Comments:

Attached hereto are reports on individual transactions comprising these totals.

The undersigned certifies that these transactions were effected in compliance with the Fund's Procedures regarding payments of brokerage commissions to Affiliated Brokers under Section 17(e) and Rule 17e-l.

 /s/ Jack Murray
 ----------------------------------    4/9/14
 Jack Murray                           Date
 Executive Director